SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2003

Commission File Number: 0-27441

XM SATELLITE RADIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

1500 Eckington Place, N.E.
Washington, D.C. 20002-2194
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 380-4000

Date of Report (Date of earliest event reported): January 29, 2003

Commission File Number: 333-39178

XM SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1805102
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

1500 Eckington Place, N.E.
Washington, D.C. 20002-2194
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 380-4000

EXPLANATORY NOTE

This current report on Form 8-K is filed jointly by XM Satellite Radio Holdings Inc. (“Holdings”) and XM Satellite Radio Inc. (“XM”). XM is a wholly-owned subsidiary of Holdings.

Item 5. Other Events.

We have completed three separate transactions that we believe will significantly improve our liquidity over the next three years. The transactions, each of which is described briefly below, consisted of (1) an exchange of over $300 million of the $325 million aggregate principal amount of outstanding debt issued by XM and guaranteed by Holdings, (2) a restructuring of our payment obligations to General Motors Corporation, and (3) a private placement resulting in gross proceeds to us of $225 million. The following summary of these transactions is qualified in its entirety by reference to the principal transaction documents, copies of which are attached as exhibits to this Current Report.

The Exchange Offer

On January 28, 2003, we accepted for exchange $300.2 million aggregate principal amount of the previously outstanding $325.0 million of XM’s 14% Senior Secured Notes due 2010. For each $1,000 principal amount of notes tendered for exchange, the tendering holder received:

•	$1,459 principal amount at maturity of 14% Senior Secured Discount Notes due 2009 issued by XM and guaranteed by Holdings;

•	a warrant to purchase 85 shares of our Class A common stock at an exercise price of $3.18 per share; and

•	$70 in cash.

Through the completion of this exchange offer, we expect to defer approximately $42.0 million in cash expenditures for each of the next three years because interest on the notes issued in the exchange offer will accrete, rather than be paid in cash, during that period. In addition, as part of the exchange offer we completed a consent solicitation that eliminated or amended substantially all of the restrictive covenants and events of default specified in the indenture governing XM’s 14% Senior Secured Notes due 2010.

The Exchange Notes

XM issued $438.0 million aggregate principal amount at maturity ($300.2 million accreted value as of March 15, 2003) of its 14% Senior Secured Discount Notes due 2009 to former holders of its 14% Senior Secured Notes due 2010. Interest is payable semiannually and will accrete through December 31, 2005, so that at that date, the aggregate accreted value of the notes will be $438.0 million. Beginning June 30, 2006, interest will be payable semiannually in arrears in cash.

XM may redeem the exchange notes, in whole or in part, at any time on or after January 1, 2006, at declining redemption prices, as set forth in the indenture governing the exchange notes. Under the terms of the exchange notes, we are subject to restrictive covenants (similar to those of the new investor notes and the OnStar notes as described below) that limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the notes at a purchase price equal to 101% of the accreted value upon a change of control. These restrictive covenants are substantially the same as the ones that applied before the exchange, with additional exceptions to permit certain vendor financing, sale-leaseback transactions, use of satellite insurance proceeds, and the performance of the documents evidencing the recent transactions.

The exchange notes are equal in right of payment to, and secured on a shared basis with, the new investor notes and our indebtedness under the GM credit facility, as described below. The exchange notes are secured by substantially all of our assets and share the security interest of the remaining 14% Senior Secured Notes due 2010, which is limited to the capital stock of our subsidiary that holds our FCC licenses. The exchange notes are guaranteed by Holdings and by XM’s subsidiary, XM Equipment Leasing LLC.

The Exchange Warrants

We also issued in the exchange warrants to acquire an aggregate of 25,514,960 shares of our Class A common stock at an exercise price of $3.18 per share. The exercise price of each warrant may be paid either in cash or without the payment of cash, by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. We will file a registration statement with the SEC within six months to register the shares of Class A common stock underlying the warrants. We will use commercially reasonable efforts to keep the registration statement effective for a period of two years from the date it is initially declared effective by the SEC. Unless that registration statement is effective, only cashless exercise of warrants will be permitted. The warrants expire December 31, 2009.

Transactions with General Motors

Under the agreements with General Motors, we have issued the following new securities to General Motors, or its subsidiary, OnStar Corporation, in lieu of certain cash payments otherwise accruing to them under our distribution agreement with OnStar:

•
In lieu of our obligation to make $115 million in guaranteed payments to OnStar under the distribution agreement from 2003 to 2006, we issued to OnStar $89 million in aggregate principal amount of 10% Senior Secured Convertible Notes due December 31, 2009.

•
We are entitled to finance up to $100 million of any payments that may become due under the distribution agreement by drawing under a Senior Secured Credit Facility, also maturing in December 2009, if we meet certain financial covenants. In connection with the credit facility, we issued a warrant to General Motors to purchase 10 million shares of Class A common stock at an exercise price of $3.18 per share.

•	We may make up to $35 million in subscriber acquisition payments that we may owe to General Motors under the distribution agreement in shares of our Class A common stock, valued at fair market value.

OnStar Notes

In lieu of making $114,972,000 of guaranteed payment obligations for 2003 through 2006, we have issued to OnStar 10% Senior Secured Convertible Notes due December 31, 2009 with a principal amount of $89,042,000. Holdings and XM are co-obligors on the OnStar notes. Interest on the notes, which is due semiannually, is payable, at our option in cash or shares of our Class A common stock having an aggregate fair market value equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due.

OnStar will be able to convert the notes into shares of Class A common stock pursuant to a vesting schedule so that on each date prior to and including December 31, 2006 that we would have been obligated to make scheduled guaranteed payments under the distribution agreement, a pro rata portion of the OnStar notes corresponding to the scheduled guaranteed payment will become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock (calculated as described above) on the date of conversion; provided that, the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

Under the terms of the OnStar notes, we are subject to restrictive covenants, similar to those of the exchange notes and the notes issued to new investors, as described below, that limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the OnStar notes at a purchase price equal to 101% of the principal amount upon a change of control.

The OnStar notes are equal in right of payment to, and secured on a shared basis with, the exchange notes, the notes issued to new investors and our indebtedness under the GM credit facility. The OnStar notes are secured by substantially all of our assets and share the security of the remaining 14% Senior Secured Notes due 2010, which is limited to the capital stock of our subsidiary that holds our FCC licenses. XM’s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under the OnStar notes.

GM Credit Facility

GM has provided us with a $100.0 million Senior Secured Credit Facility, maturing in December 2009, that enables us to make monthly draws to finance payments that become due under the OnStar distribution agreement and other GM payments. Holdings and XM are co-borrowers under this credit facility. The outstanding principal amount of all draws will be due December 31, 2009 and bear interest at the applicable LIBOR rate plus 10%. We will be able to make interest payments in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. We have the option to prepay all draws in whole or in part at any time but will not be able to re-borrow any prepaid amounts. Beginning in 2005, we will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of our excess cash and (ii) the amount necessary to prepay the draws in full.

In order to make draws under the credit facility, we are required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

This credit facility is equal in right of payment to, and secured on a shared basis with the OnStar notes, the exchange notes and the notes issued to new investors. The credit facility is secured by substantially all of our assets and shares the security interest of the remaining 14% Senior Secured Notes due 2010, which is limited to the capital stock of our subsidiary that holds our FCC licenses. The credit facility has the same guarantees as the OnStar notes and the notes issued to new investors, as described below.

As consideration for GM entering into the credit facility, we issued to GM a warrant to purchase 10 million shares of our Class A common stock at an exercise price equal to $3.18 per share. The GM warrant is fully vested and expires after five years.

Subscriber Acquisition Payments

Under the distribution agreement with OnStar, we are required make a subscriber acquisition payment to OnStar for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle. We are now able to make up to $35.0 million in such subscriber acquisition payments in shares of our Class A common stock, valued at fair market value at the time of payment.

Other Transactions

We have also granted to OnStar a certain amount of time to use our studios on an annual basis. In addition, we will provide certain of our audio content for distribution on OnStar’s telematics services.

The notes issued to OnStar are convertible and the warrant exercisable only to the extent General Motors would not beneficially own more than 19.9% of our Class A common stock, unless we and General Motors otherwise agree and certain stockholder approvals are obtained.

Transactions with New Investors

We sold $210.0 million of 10% Senior Secured Discount Convertible Notes due December 31, 2009 to certain institutional and accredited investors, including some of our current investors. Holdings and XM are co-obligors on these new investor notes. Interest is payable semiannually and accretes through December 31, 2005, so that at that date, the aggregate accreted value of the new investor notes will be $279.3 million. Beginning June 30, 2006, interest will be payable semiannually in arrears in cash or by the issuance of additional notes on the same terms as these notes. If all interest is paid in additional notes, the new investor notes would aggregate $412.6 million when they matured in December 2009. At any time, a holder of new investor notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share.

We are not able to prepay or redeem the new investor notes. Beginning four years after the issuance of the new investor notes, we will be able to convert all, but not less than all of the notes at the conversion price if: (i) shares of our Class A common stock have traded on the Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) we have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which we report our financial results, (iii) immediately following such conversion, the aggregate amount of Holdings’ and its subsidiaries’ indebtedness is less than $250 million, and (iv) no shares of our Series C preferred stock remain outstanding.

Under the terms of the new investor notes, we are subject to restrictive covenants, similar to those of the exchange notes and the OnStar notes, that limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount upon a change of control.

The new investor notes are equal in right of payment to, and secured on a shared basis with the exchange notes, the OnStar notes and our indebtedness under the GM credit facility. The new investor notes are secured by substantially all of our assets and share the security interest of the remaining 14% Senior Secured Notes 2010, which is limited to the capital stock of our subsidiary that holds our FCC licenses. The new investor notes have the same guarantees as the OnStar notes and the GM credit facility.

We also sold $15.0 million of our Class A common stock at a per share purchase price of $2.70 to a private investor.

Conditions

In order to reserve enough shares of Class A common stock to issue upon conversion of the OnStar notes and the new investor notes, exercise of the GM warrant and as payment of interest on the OnStar notes and under the GM credit facility, we will seek shareholder approval at a special shareholders meeting to increase the number of authorized shares of Class A common stock. If we do not obtain such shareholder approval, we would have to redeem, at the fair market value of the conversion shares, any new investor notes for which we are unable to issue shares of Class A common stock pursuant to a request for conversion.

Amendments to Registration Rights Agreements and Shareholders Agreements

Registration Rights Agreement

Holdings’ registration rights agreement with the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock was amended to grant additional registration rights to the purchasers of the 10% Senior Secured Discount Convertible Notes and to GM for the Class A common stock underlying the OnStar notes and GM warrant and payable as interest under the OnStar notes and the GM credit facility. Parties have several rights to demand registration of $10.0 million of Class A common stock or more, subject to Holdings’ right to defer the timing of a demand registration and an underwriters’ right to cut back shares in an underwritten offering. Parties also have rights to include their Class A common stock in registered offerings that we initiate, other than an offering for high yield debt. We are also obligated to initiate shelf registration statements involving delayed or continuous offerings upon demand, one of which will be filed shortly after closing.

Shareholders and Noteholders Agreement

Holdings’ shareholders agreement with the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock was amended to add certain of the purchasers of the 10% Senior Secured Discount Convertible Notes as parties. The provisions of this agreement regarding rights to designate or nominate directors to our board were removed to two separate agreements described below that were entered into by certain holders of Class A common stock and Series C preferred stock (some of which also hold new investor notes) and by GM and DIRECTV. Under the shareholders agreement, noteholders have consent rights similar to, but in addition to, those of our Series C preferred stock. Without the consent of 75% of the new investor noteholders and GM, we are not able to: amend our charter and bylaws in a way that materially affects the rights of GM or the noteholders; issue common stock in an amount that increases the amount outstanding by 20% or more; take any action that would restrict our ability to honor the rights of GM or the noteholders; issue securities that have a preference over the new notes or the OnStar notes; incur indebtedness with financial or operational covenants, redeem or repurchase securities that are junior to or on a parity with the OnStar notes or the new notes; enter into certain transactions with affiliates, merge or sell all or substantially all of our assets; or change the principal nature of our business. Noteholders, including GM, along with the current parties to the shareholders agreement, also have the right to participate in any of our future private financings to the extent necessary to maintain their pro rata fully diluted ownership percentage.

Director Agreements

Certain of our pre-existing investors are parties to a director designation agreement under which they have the right to designate members of our board of directors, subject to stockholder approval, as long as they maintain certain ownership percentages in Holdings. Each of these investors has agreed to vote its securities in favor of the persons nominated in accordance with the agreement.

GM and DIRECTV have entered into a separate director nomination agreement with Holdings that provides that our board of directors will nominate for election to our board one designee of GM or DIRECTV, as they may agree. Each of GM and DIRECTV must maintain certain ownership percentages in Holdings in order to be eligible to have a director nominated on its behalf.

Other Arrangements

We have agreed to make bandwidth available to American Honda, one of our existing investors and a purchaser of the new investor notes, for use in its telematics services. We have agreed to purchase up to $2.5 million of advertising from Hearst Communications, another purchaser of the new investor notes, concurrently with their investment in the notes.

New Board Members

In connection with the transactions described above, R. Steven Hicks and Thomas G. Elliott, a designee of American Honda Motor Co., Inc., joined our board. We issued a warrant to Mr. Hicks to purchase 900,000 shares of our Class A common stock at an exercise price of $3.18 per share.

R. Steven Hicks is Chairman of Click Radio and a non-managing member of BayStar Capital, a purchaser of the new investor notes. From 1996 to October 1999, he served as President and Chief Executive Officer of Capstar Broadcasting. From October 1999 to August 2000, Mr. Hicks was the Vice Chairman and President of AMFM Inc.’s New Media division, which developed internet products and technologies for the radio industry.

Thomas G. Elliott is executive vice president, automobile operations of American Honda Motor Co., Inc., which purchased new investor notes and is a holder of our Series C preferred stock. Mr. Elliott became senior vice president, automobile operations of American Honda in 1986, and in 1988 was promoted to executive vice president and was named to the American Honda Board of Directors. He was appointed to the Honda North America Board of Directors in 1992. In 1992, additionally, Mr. Elliott became president of Honda Performance Development, Inc., a subsidiary of American Honda, established to manage the Honda Championship Auto Racing Team (CART) racing and race engine development programs. In July 2001, he was named to the Board of Directors of American Honda Finance Corporation, a subsidiary of American Honda that provides financing for the lease and sale of Honda products in the United States.

Risk Factors

Various risk factors relating to these transactions were described in the “Risk Factors” section of the Offering Circular relating to the exchange, a copy of which was attached as an exhibit to the Current Report we filed on December 24, 2002. In particular, these transactions have significantly increased the level of our indebtedness. As of September 30, 2002, we had total indebtedness of $415.2 million. After giving effect to these transactions, our pro forma total indebtedness as of September 30, 2002 would be $636.4 million. That amount will increase as various of the newly issued notes accrete through December 31, 2005, and could increase further if we borrow funds under our new credit facility with General Motors. We do not have the right to prepay or redeem certain of the newly issued notes. In addition, in connection with the terms of certain of the new investor notes and the OnStar notes, we will provide for the use of bandwidth, broadcasting studios and other rights, which will be fair valued following the closing of the transactions.

In addition, the General Motors securities and notes issued in the transactions with new investors are convertible into our Class A common stock or give us the option to make interest or other payments in our Class A common stock. This could result in significant numbers of new shares being issued, which could affect the market price of our shares or impair our ability to raise funds in future offerings of securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

4.1	Indenture, dated as of January 28, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee.

4.2	Security Agreement, dated as of January 28, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, and The Bank of New York.

4.3	Amended and Restated Security Agreement, dated as of January 28, 2003, between XM Satellite Radio Inc. and The Bank of New York.

4.4
Intercreditor and Collateral Agency Agreement (General Security Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent.

4.5
Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent.

4.6	Warrant Agreement, dated as of January 28, 2003, between XM Satellite Radio Holdings Inc. and The Bank of New York.

4.7	Amended and Restated Amendment No. 1 to Rights Agreement, dated as of January 22, 2003, by and among XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A.

4.8	Form of 10% Senior Secured Convertible Note due 2009 (incorporated by reference to Exhibit A to Exhibit 10.1 hereto).

4.9	Form of 10% Senior Secured Discount Convertible Note due 2009 (incorporated by reference to Exhibit A to Exhibit 10.2 hereto).

4.10	Global 14% Senior Secured Discount Note due 2009.

4.11	Global Common Stock Purchase Warrant.

4.12	Common Stock Purchase Warrant issued to General Motors Corporation.

4.13	Common Stock Purchase Warrant issued to R. Steven Hicks.

4.14	Third Supplemental Indenture, dated January 27, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee.

10.1	Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation.

10.2	Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain investors named therein.

10.3	Amendment No. 1 to Note Purchase Agreement, dated as of January 28, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain investors named therein.

10.4	Second Amended and Restated Shareholders and Noteholders Agreement, dated as of January 28, 2003, by and among XM Satellite Radio Holdings Inc. and certain shareholders and noteholders named therein.

10.5	Second Amended and Restated Registration Rights Agreement, dated as of January 28, 2003, by and among XM Satellite Radio Holdings Inc. and certain shareholders and noteholders named therein.

10.6	Director Designation Agreement, dated as of January 28, 2003, by and among XM Satellite Radio Holdings Inc. and the shareholders and noteholders named therein.

10.7	Amended and Restated Assignment and Use Agreement, dated as of January 28, 2003 between XM Satellite Radio Inc. and XM Radio Inc.

10.8	Agreements not to convert, dated as of January 28, 2003, among XM Satellite Radio Holdings Inc. and certain noteholders named therein.

10.9	Second Amended and Restated Distribution Agreement, dated as of January 28, 2003, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and OnStar Corporation.

10.10	Credit Agreement, dated as of January 28, 2003, among XM Satellite Radio Inc., as a borrower, and XM Satellite Radio Holdings Inc., as a borrower, and General Motors Corporation, as lender.

10.11	GM/DIRECTV Director Designation Agreement, dated as of January 28, 2003, among XM Satellite Radio Holdings Inc., General Motors Corporation and DIRECTV Enterprises LLC.

10.12	Voting Agreement, dated as of December 21, 2002, among the shareholders named therein.

10.13	Amendment No. 1 to Note Purchase Agreement, dated as of January 16, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation.

10.14	Clear Channel Director Designation Agreement, dated as of January 28, 2003, among XM Satellite Radio Holdings Inc. and Clear Channel Investments, Inc.

99.1	Press release, dated January 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: January 29, 2003	By:	/s/ Joseph M. Titlebaum
	Name: Title:	Joseph M. Titlebaum Senior Vice President, General Counsel and Secretary

XM SATELLITE RADIO INC.

Date: January 29, 2003	By:	/s/ Joseph M. Titlebaum
	Name:	Joseph M. Titlebaum
	Title:	Senior Vice President, General Counsel and Secretary